Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Amendment No. 6, dated November 18, 2015, to the Schedule 13G with respect to the common stock of Heritage Oaks Bancorp, a California Corporation, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 18, 2015

CASTLE CREEK CAPITAL PARTNERS IV, LP
By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III
Title:	President

CASTLE CREEK CAPITAL IV LLC
By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III
Title:	President

JOHN M. EGGEMEYER III
By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III

J. MIKESELL THOMAS
By:	/s/ J. Mikesell Thomas
Name:	J. Mikesell Thomas

MARK G. MERLO
By:	/s/ Mark G. Merlo
Name:	Mark G. Merlo

JOHN T. PIETRZAK
By:	/s/ John T. Pietrzak
Name:	John T. Pietrzak

SIGNATURE PAGE TO JOINT FILING AGREEMENT (HERITAGE OAKS BANCORP)